Exhibit 99.1

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (January 29, 2014) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2013.

2013 Fourth-Quarter Results:

•	Pre-tax income of $15.3 million, up 184% from 2012’s fourth quarter

•	New contracts increased 18%

•	Homes delivered increased 26%

•	Backlog sales value increased 44%

•	Cash balance of $142.6 million at year-end

•	Net debt to net capital ratio of 39%

2013 Full-Year Results:

•	Pre-tax income of $41.3 million, an increase of 224% from 2012

•	Net income of $151.4 million, including a $112.8 million deferred tax asset valuation allowance reversal

•	Diluted earnings per share of $5.24 ($1.32 per share excluding the deferred tax asset valuation allowance reversal)

•	New contracts increased 25%

•	Homes delivered increased 26%

•	Control 19,831 lots, an increase of 40% from December 31, 2012

For the fourth quarter of 2013, the Company reported net income of $14.3 million, or $0.48 per diluted share. This compares to net income of $5.0 million for the fourth quarter of 2012, or $0.23 per diluted share. Net income for the fourth quarter of 2013 includes $1.6 million of pre-tax asset impairment charges and a $1.2 million non-operating benefit from the reversal of a portion of our state deferred tax asset valuation allowance. Net income for the fourth quarter of 2012 also included $1.6 million of pre-tax asset impairment charges. For the year ended December 31, 2013, the Company reported net income of $38.6 million (excluding a non-operating benefit of $112.8 million from the reversal of a majority of our deferred tax asset valuation allowance) or $1.32 per diluted share, compared to $13.3 million, or $0.67 per diluted share for the year ended December 31, 2012.

New contracts for 2013's fourth quarter were 793 - increasing 18% from 2012's fourth quarter of 673. For 2013, new contracts increased 25% from 3,020 in 2012 to 3,787 in 2013. M/I Homes had 157 active communities at December 31, 2013 compared to 131 a year ago - a 20% increase. The Company's cancellation rate was 19% in the fourth quarter of 2013, compared to 21% in 2012's fourth quarter. Homes delivered of 1,120 in 2013's fourth quarter were 26% higher than 2012’s 887 homes delivered. Homes delivered for the twelve months ended December 31, 2013 reached their highest level in seven years, increasing 26% to 3,472 from 2012’s deliveries of 2,765. The backlog of homes at December 31, 2013 had a total sales value of $408 million, a 44% increase over a year-ago, with backlog units of 1,280 and an average sales price of $319,000. At December 31, 2012, backlog total sales value was $283 million, with backlog units of 965 and an average sales price of $293,000.
Robert H. Schottenstein, Chief Executive Officer and President, commented, “2013 was a very good year for M/I Homes, with pre-tax income increasing over 200%, revenue growing by 36% and new contracts, homes delivered, backlog units, and backlog sales value each improving by over 25% from 2012. While our results were aided by improving housing market conditions, they also reflect our success in strategically shifting and diversifying our geographic footprint. In 2013, we also gained market share in nearly all of our markets as we opened 65 new communities and increased our community count by 20% from a year-ago. With our fourth quarter new contracts up 18%, we ended 2013 with 315 more units in backlog and a 44% increase in backlog sales value than in 2012.”

Mr. Schottenstein continued, “We begin 2014 with a strong backlog, a strong balance sheet, and a solid land position - controlling 40% more lots than we did a year ago. We ended 2013 with cash of $143 million, shareholders’ equity of $493 million, no borrowings under our $200 million credit facility, and a net debt to net capital ratio of 39%. We remain optimistic about our business and will continue to focus on increasing our profitability and growing our market share.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through January 2015.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 86,700 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes, and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Austin, Dallas/Ft Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use adjusted EBITDA, a non-GAAP financial measure. Please see the “Non-GAAP Financial Results / Reconciliation” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
New contracts	793	673	3,787	3,020
Average community count	152	130	142	125
Cancellation rate	19%	21%	16%	17%
Backlog units			1,280	965
Backlog value			$408,017	$282,540
Homes delivered	1,120	887	3,472	2,765
Average home closing price	$292	$273	$286	$264

Homebuilding revenue:
Housing revenue	$326,702	$242,373	$992,078	$728,772
Land revenue	3,409	905	16,165	9,877
Total homebuilding revenue	$330,111	$243,278	$1,008,243	$738,649

Financial services revenue	6,196	7,633	28,539	23,256

Total revenue	$336,307	$250,911	$1,036,782	$761,905

Cost of sales - operations	267,709	201,647	824,508	613,540
Cost of sales - impairment	1,568	1,626	5,805	3,502
Cost of sales - other	—	—	—	(3,000)
Gross margin	67,030	47,638	206,469	147,863
General and administrative expense	27,105	20,328	79,494	62,627
Selling expense	20,899	17,923	68,282	56,406
Operating income	19,026	9,387	58,693	28,830
Income from unconsolidated joint ventures	(28)	—	(306)	—
Interest expense	3,752	4,005	15,938	16,071
Loss on early extinguishment of debt	—	—	1,726	—
Income before income taxes	15,302	5,382	41,335	12,759
(Benefit) provision for income taxes	1,041	367	(110,088)	(588)
Net income	$14,261	$5,015	$151,423	$13,347
Excess of fair value over book value of
preferred shares redeemed	—	—	2,190	—
Preferred dividends	1,218	—	3,656	—
Net income to commons shareholders	$13,043	$5,015	$145,577	$13,347

Earnings per share:
Basic	$0.54	$0.23	$6.11	$0.68
Diluted	$0.48	$0.23	$5.24	$0.67

Weighted average shares outstanding:
Basic	24,358	21,545	23,822	19,651
Diluted	29,783	21,961	28,763	19,891

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	December 31,
	2013	2012
Assets:
Total cash and cash equivalents(1)	$142,627	$154,178
Mortgage loans held for sale	81,810	71,121
Inventory:
Lots, land and land development	323,673	257,397
Land held for sale	8,059	8,442
Homes under construction	305,499	221,432
Other inventory	53,703	69,546
Total Inventory	$690,934	$556,817

Property and equipment - net	10,536	10,439
Investments in unconsolidated joint ventures	35,266	11,732
Deferred income taxes, net of valuation allowance(2)	110,911	—
Other assets	38,092	27,013
Total Assets	$1,110,176	$831,300

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$228,070	$227,670
Convertible senior subordinated notes due 2017	57,500	57,500
Convertible senior subordinated notes due 2018	86,250	—
Notes payable - other	7,790	11,105
Total Debt - Homebuilding Operations	$379,610	$296,275

Note payable bank - financial services operations	80,029	67,957
Total Debt	$459,639	$364,232

Accounts payable	70,226	47,690
Other liabilities	87,508	83,950
Total Liabilities	$617,373	$495,872

Shareholders' Equity	492,803	335,428
Total Liabilities and Shareholders' Equity	$1,110,176	$831,300

Book value per common share	$18.18	$10.86
Net debt/net capital ratio(3)	39%	39%

(1)	2013 and 2012 amounts include $13.9 million and $8.7 million of restricted cash and cash held in escrow, respectively.

(2)	2013 and 2012 amounts include gross deferred tax assets of $120.2 million and $135.7 million, respectively, net of valuation allowances of $9.3 million and $135.7 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted EBITDA(1)	$26,537	$18,215	$89,204	$55,966

Cash used in operating activities	$(33,538)	$(30,674)	$(73,974)	$(46,995)
Cash provided by (used in) investing activities	$(2,652)	$(555)	$(35,554)	$25,322
Cash provided by financing activities	$22,440	$16,962	$92,755	$107,378

Land/lot purchases	$60,138	$58,083	$216,841	$138,735
Land development spending	$39,306	$19,229	$106,762	$56,389

Financial services pre-tax income	$1,980	$3,503	$14,416	$11,015

Deferred tax expense	$6,357	$1,355	$15,547	$5,076
Deferred tax asset valuation benefit	$(5,622)	$(1,355)	$(126,458)	$(5,076)

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Impairment by Region:	2013	2012	2013	2012
Midwest	$1,568	$1,626	$5,805	$3,502
Southern	—	—	—	—
Mid-Atlantic	—	—	—	—
Total	$1,568	$1,626	$5,805	$3,502

Abandonments by Region:
Midwest	$—	$—	$—	$36
Southern	—	—	—	110
Mid-Atlantic	—	—	—	110
Total	$—	$—	$—	$256

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income	$14,261	$5,015	$151,423	$13,347
Add:
(Benefit) provision for income taxes	1,041	367	(110,088)	(588)
Interest expense, net of interest income	3,299	3,655	14,508	14,607
Interest amortized to cost of sales	3,880	4,236	15,175	13,366
Depreciation and amortization	1,979	2,980	8,311	9,742
Non-cash charges	2,077	1,962	9,875	5,492
Adjusted EBITDA	$26,537	$18,215	$89,204	$55,966

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2013	2012	Change	2013	2012	Change
Midwest	302	231	31%	1,364	1,144	19%
Southern	247	259	(5)%	1,290	966	34%
Mid-Atlantic	244	183	33%	1,133	910	25%
Total	793	673	18%	3,787	3,020	25%

	HOMES DELIVERED
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2013	2012	Change	2013	2012	Change
Midwest	400	318	26%	1,237	1,113	11%
Southern	388	280	39%	1,182	823	44%
Mid-Atlantic	332	289	15%	1,053	829	27%
Total	1,120	887	26%	3,472	2,765	26%

	BACKLOG
	December 31, 2013			December 31, 2012
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	545	$170	$311,000	418	$113	$270,000
Southern	449	$138	$307,000	341	$96	$280,000
Mid-Atlantic	286	$100	$351,000	206	$74	$360,000
Total	1,280	$408	$319,000	965	$283	$293,000

	LAND POSITION SUMMARY
	December 31, 2013			December 31, 2012
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,731	2,366	6,097	3,384	1,629	5,013
Southern	4,337	4,601	8,938	2,160	2,827	4,987
Mid-Atlantic	2,031	2,765	4,796	1,874	2,329	4,203
Total	10,099	9,732	19,831	7,418	6,785	14,203